Vocus Announces Results for Second Quarter 2011
Company Reports 20% Revenue Growth, Better Than Expected Earnings and Cash Flow, and Increasing
Demand for Social Media Software

Lanham, MD: July 26, 2011 – Vocus, Inc. (NASDAQ: VOCS), a leading provider of cloud-based marketing and PR software, announced today financial results for the second quarter ended June 30, 2011.

“I am very pleased to report another strong quarter for 2011 highlighted by better than expected revenue, earnings and cash flow,” said Rick Rudman, President and CEO of Vocus, Inc. “Overall, we saw very healthy demand across all geographies and areas of our business with particularly strong demand for our social media products. With our foundation in PR and online content distribution and our recent expansion into social marketing, Vocus is uniquely positioned to help organizations reach and influence buyers across social networks, online and through the media.”

Financial Highlights

•	GAAP revenue for the second quarter of 2011 was $28.5 million, a 20% increase over the comparable period in 2010.

•	GAAP loss from operations for each of the second quarters of 2011 and 2010 was $(1.2) million.

•	Non-GAAP income from operations for the second quarter of 2011 was $3.7 million, compared to $3.9 million for the comparable period in 2010.

•	GAAP net loss for the second quarter of 2011 was $(755,000) or $(0.04) per diluted share, compared to $(2.0) million or $(0.11) per diluted share for the comparable period in 2010.

•	Non-GAAP net income for the second quarter of 2011 was $4.1 million or $0.20 per diluted share, compared to $3.1 million or $0.16 per diluted share for the comparable period in 2010.

•	Total deferred revenue as of June 30, 2011 was $55.9 million compared to $47.3 million at June 30, 2010.

•	Cash flow from operations for the second quarter of 2011 was $6.2 million, and free cash flow for the second quarter of 2011 was $1.8 million.

•	Total cash, cash equivalents and short-term investments as of June 30, 2011 was $116.8 million.

This release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Non-GAAP Measures.”

Business Highlights

•	Added 601 net new annual subscription customers during the second quarter of 2011 compared to 435 net new annual subscription customers added during the comparable period in 2010 and ended the quarter with 9,857 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including BBC World News, Darden Restaurants, Euro RSCG 360, Five Guys Enterprises, Happy Grasshopper, KORT Physical Therapy, Massachusetts Institute of Technology, Miss Universe Organization, Monkey Bars Garage Storage Systems, Poems To Go, Qualcomm, Save and Make Moola, Time Warner Cable and Trip Advisor.

•	Held our 10thAnnual Users Conference in which PR and marketing professionals from companies such as Gerber Childrenswear, Upromise and Warner Bros. networked, listened to industry speakers and attended workshops on issues including online reputation management, Facebook fan engagement, content marketing and outreach measurement. Nearly all (98%) attendees surveyed would recommend the conference to their peers.

•	Launched Vocus Small Business Edition in the UK, a product suite designed specifically to meet the PR and marketing needs of organizations in the small business market.

Guidance

Vocus is providing, for the first time, guidance for the third quarter and revising guidance for the full year 2011 based on information as of July 26, 2011:

•	For the third quarter of 2011, revenue is expected to be in the range of approximately $28.6 million to $28.8 million. Non-GAAP EPS is expected to be in the range of $0.19 to $0.20 assuming an estimated non-GAAP weighted average 21.6 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 2%. Stock-based compensation, amortization of intangible assets, acquisition related expenses and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.23 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.03) assuming an estimated weighted average 19.4 million basic and diluted shares outstanding.

•	For the full year of 2011, non-GAAP revenue is expected to be in the range of $114.2 million to $114.9 million. For the full year of 2011, GAAP revenue is expected to be in the range of approximately $114.0 million to $114.7 million. Non-GAAP EPS is expected to be in the range of $0.77 to $0.79 assuming an estimated non-GAAP weighted average 21.2 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 10%. Stock-based compensation, amortization of intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.96 per share. GAAP EPS is expected to be in the range of $(0.19) to $(0.17) assuming an estimated weighted average 19.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $17.0 million to $18.0 million.

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter of 2011 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until August 10, 2011 at 11:59 p.m. ET and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering conference number 31798648.

About Vocus, Inc.

Vocus (Nasdaq: VOCS) is a leading provider of cloud-based marketing and PR software that helps organizations of all sizes reach and influence buyers across social networks, online and through the media. Vocus provides a suite of software for social media, content marketing and media relations, creating a comprehensive solution for our customers looking to generate awareness, build their reputation and increase sales in today’s customer-led buying cycle.  Vocus is used by more than 30,000 organizations worldwide and is available in seven languages. For more information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	June 30,
	2010 *	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,918	$106,777
Short-term investments	5,496	10,036
Accounts receivable, net	20,846	16,562
Deferred income taxes	365	365
Prepaid expenses and other current assets	3,790	2,859

Total current assets	125,415	136,599
Property, equipment and software, net	6,183	15,500
Intangible assets, net	7,534	6,479
Goodwill	26,278	38,649
Deferred income taxes, net of current portion	8,314	10,104
Other assets	156	840

Total assets	$173,880	$208,171

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including contingent consideration of $1,287 and $3,115 at	$9,456	$15,080
December 31, 2010 and June 30, 2011, respectively)
Notes payable and capital lease obligations	152	154
Deferred revenue	55,722	55,207

Total current liabilities	65,330	70,441
Notes payable and capital lease obligations, net of current portion	192	222
Other liabilities	2,005	11,371
Deferred income taxes, net of current portion	1,065	1,035
Deferred revenue, net of current portion	854	710

Total liabilities	69,446	83,779
Stockholders’ equity:
Common stock	204	216
Additional paid-in capital	166,985	192,040
Treasury stock	(28,417)	(31,555)
Accumulated other comprehensive income (loss)	(175)	467
Accumulated deficit	(34,163)	(36,776)

Total stockholders’ equity	104,434	124,392

Total liabilities and stockholders’ equity	$173,880	$208,171

* In accordance with ASC 805, balances as of December 31, 2010 reflect adjustments made during the measurement period to the final purchase price allocation resulting in reductions to goodwill of $617 and to accrued expenses and other liabilities of $70 and $547, respectively.

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$23,781	$28,482	$46,052	$55,469
Cost of revenues	4,723	5,301	9,158	10,753

Gross profit	19,058	23,181	36,894	44,716
Operating expenses:
Sales and marketing	12,492	14,460	23,895	28,241
Research and development	1,341	1,800	2,655	3,815
General and administrative	5,828	7,497	11,027	15,725
Amortization of intangible assets	593	635	1,062	1,251

Total operating expenses	20,254	24,392	38,639	49,032
Loss from operations	(1,196)	(1,211)	(1,745)	(4,316)
Other income (expense)	(3)	58	58	224

Loss before provision (benefit) for income taxes	(1,199)	(1,153)	(1,687)	(4,092)
Provision (benefit) for income taxes	758	(398)	849	(1,479)

Net loss	$(1,957)	$(755)	$(2,536)	$(2,613)

Net loss per share:
Basic and diluted	$(0.11)	$(0.04)	$(0.14)	$(0.14)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	17,955,925	18,788,747	18,008,822	18,917,775

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(1,957)	$(755)	$(2,536)	$(2,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,101	1,322	1,924	2,608
Other non-cash charges, net	2,865	3,544	5,833	6,827
Excess tax benefits from equity awards	(636)	—	(727)	—
Changes in operating assets and liabilities	(64)	2,060	4,977	13,236

Net cash provided by operating activities	1,309	6,171	9,471	20,058
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(8,921)	—	(8,921)	(6,947)
Net change in available-for-sale securities	3,799	(2,495)	10,197	(4,536)
Purchases of property, equipment and software, net	(386)	(4,322)	(1,156)	(10,330)
Software development costs	(259)	(26)	(414)	(66)

Net cash used in investing activities	(5,767)	(6,843)	(294)	(21,879)
Cash flows from financing activities:
Purchases of common stock	(3)	(50)	(8,312)	(3,138)
Proceeds from exercises of stock options	87	16,583	106	17,138
Payments of contingent consideration for business acquisitions	—	(699)	—	(699)
Excess tax benefits from equity awards	636	—	727	—
Net payments on notes payable and capital lease obligations	(88)	(48)	(226)	(45)

Net cash provided by (used in) financing activities	632	15,786	(7,705)	13,256
Effect of exchange rate changes on cash and cash equivalents	(267)	120	(309)	424

Net increase (decrease) in cash and cash equivalents	(4,093)	15,234	1,163	11,859
Cash and cash equivalents, beginning of period	91,073	91,543	85,817	94,918

Cash and cash equivalents, end of period	$86,980	$106,777	$86,980	$106,777

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards. Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might. Amortization expense can vary from period to period due to the timing and size of our acquisitions. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date. Acquisition related expenses included in our GAAP general and administrative costs consist of legal, accounting and other professional fees incurred during the reporting period in connection with our acquired businesses. Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that non-GAAP income from operations, non-GAAP net income and free cash flow are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$23,781	$28,482	$46,052	$55,469
Fair value adjustment to deferred revenue	400	—	400	181

Non-GAAP revenue	$24,181	$28,482	$46,452	$55,650

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(1,196)	$(1,211)	$(1,745)	$(4,316)
Stock-based compensation	3,333	3,608	6,182	7,836
Amortization of intangible assets	630	757	1,099	1,493
Fair value adjustment to deferred revenue	400	—	400	181
Fair value adjustments to contingent consideration	—	527	—	589
Acquisition related expenses	687	20	988	187

Non-GAAP income from operations	$3,854	$3,701	$6,924	$5,970

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(1,957)	$(755)	$(2,536)	$(2,613)
Stock-based compensation	3,333	3,608	6,182	7,836
Amortization of intangible assets	630	757	1,099	1,493
Fair value adjustment to deferred revenue	400	—	400	181
Fair value adjustments to contingent consideration including effects of foreign currency	—	504	—	483
Acquisition related expenses	687	20	988	187

Non-GAAP net income	$3,093	$4,134	$6,133	$7,567

Non-GAAP diluted net income per share	$0.16	$0.20	$0.31	$0.36
Non-GAAP diluted weighted average shares used in computing per share amounts	19,893,201	21,078,028	19,848,932	21,206,255
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	17,955,925	18,788,747	18,008,822	18,917,775
Treasury stock effect of outstanding equity securities and effect of stock-based compensation	1,937,276	2,289,281	1,840,110	2,288,480

Non-GAAP diluted weighted average shares outstanding	19,893,201	21,078,028	19,848,932	21,206,255

Supplemental information of stock-based compensation included in:
Cost of revenues	$351	$374	$930	$858
Sales and marketing	977	1,113	1,414	2,296
Research and development	418	428	791	1,073
General and administrative	1,587	1,693	3,047	3,609

Total stock-based compensation	$3,333	$3,608	$6,182	$7,836

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$1,309	$6,171	$9,471	$20,058
Purchases of property, equipment and software, net	(386)	(4,322)	(1,156)	(10,330)
Software development costs	(259)	(26)	(414)	(66)
Excess tax benefits from equity awards	636	—	727	—

Free cash flow	$1,300	$1,823	$8,628	$9,662